VBI Vaccines Appoints Blaine McKee to Board of Directors

CAMBRIDGE, Mass. (January 16, 2019) – VBI Vaccines Inc. (Nasdaq: VBIV) (“VBI”), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced the appointment of Blaine McKee, Ph.D., Executive Vice President and Chief Business Officer of ImmunoGen, Inc., to the company’s Board of Directors.

“Blaine is an excellent addition to our Board of Directors, bringing with him a 25-year track record of building successful biotech companies,” said Jeff Baxter, VBI’s president and CEO. “His extensive transactional, strategic, and market access expertise will be invaluable, particularly as our Hepatitis B vaccine, Sci-B-Vac, transitions from clinical development to the commercial stage.”

Dr. McKee brings more than two decades of experience in the pharmaceutical and biotechnology industries to VBI’s Board of Directors. Before joining ImmunoGen in April 2018, he served as Head of Corporate Development at Shire PLC, where he led corporate strategy, M&A, due diligence, commercial assessment, and alliance management efforts. While at Shire, over a four-year tenure, Dr. McKee was responsible for executing multiple M&A, licensing, and divestment transactions, most recently the sale of Shire’s commercial oncology franchise to Servier S.A.S. for ~$2.4 billion. Dr. McKee’s most significant and recent roles prior to joining Shire include Executive Vice President and Chief Business Officer of 480 Biomedical, as well as a 15-year tenure at Genzyme Corporation, which culminated in the role of Senior Vice President of Strategic Development for the Oncology, Transplant, and Multiple Sclerosis divisions.

Dr. McKee currently serves as Director for the New York Pharma Forum. He received a Bachelor of Science in Chemistry from Colorado State University, a Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology (MIT), and an MBA in Finance from the MIT Sloan School of Management.

“I am pleased to join VBI’s distinguished Board of Directors,” said Dr. McKee. “With expected clinical milestones across all four lead programs, 2019 is set to be a pivotal year for VBI. The company’s pipeline has incredible potential in both the infectious disease and oncology setting, and I look forward to working with the VBI team to achieve their ambitious goals.”

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only commercially-approved trivalent hepatitis B vaccine, Sci-B-Vac®, which is approved for use in Israel and 10 other countries and is currently in a Phase 3 study in the U.S., Europe, and Canada, and with an immuno-therapeutic in development for a functional cure for chronic hepatitis B. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. Integrating its cytomegalovirus (CMV) expertise with the eVLP platform technology, VBI’s lead eVLP vaccine candidates include a prophylactic CMV vaccine candidate and a therapeutic glioblastoma (GBM) vaccine candidate. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The company cautions that such statements involve risks and uncertainties that may materially affect the company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2018, and filed with the Canadian security authorities at sedar.com on February 26, 2018, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson, Communications Executive

Phone: (617) 830-3031 x124

Email: info@vbivaccines.com

VBI Investor Contact

Nell Beattie

Chief Business Officer

Email: IR@vbivaccines.com

VBI Media Contact

Burns McClellan, Inc.
Robert Flamm, Ph.D.
Phone: (212) 213-0006
Email: rflamm@burnsmc.com